UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2026
JOHNSON CONTROLS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Albert Quay. Cork, Ireland, T12 X8N6
(Address of principal executive offices and postal code)

(353)	21-423-5000	Not Applicable
(Registrant’s telephone number)		(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange
0.375% Senior Notes due 2027	JCI27	New York Stock Exchange
3.000% Senior Notes due 2028	JCI28	New York Stock Exchange
5.500% Senior Notes due 2029	JCI29	New York Stock Exchange
1.750% Senior Notes due 2030	JCI30	New York Stock Exchange
2.000% Sustainability-Linked Senior Notes due 2031	JCI31	New York Stock Exchange
1.000% Senior Notes due 2032	JCI32	New York Stock Exchange
4.900% Senior Notes due 2032	JCI32A	New York Stock Exchange
3.125% Senior Notes due 2033	JCI33	New York Stock Exchange
4.250% Senior Notes due 2035	JCI35	New York Stock Exchange
6.000% Notes due 2036	JCI36A	New York Stock Exchange
5.70% Senior Notes due 2041	JCI41B	New York Stock Exchange
5.250% Senior Notes due 2041	JCI41C	New York Stock Exchange
4.625% Senior Notes due 2044	JCI44A	New York Stock Exchange
5.125% Notes due 2045	JCI45B	New York Stock Exchange
6.950% Debentures due December 1, 2045	JCI45A	New York Stock Exchange
4.500% Senior Notes due 2047	JCI47	New York Stock Exchange
4.950% Senior Notes due 2064	JCI64A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 3, 2026, the Board of Directors (the “Board”) of Johnson Controls International plc (the "Company") increased the size of the Board to 12 directors in accordance with its Memorandum and Articles of Association and appointed Irene Esteves to serve as a member of the Company’s Board with a term expiring at the conclusion of the next annual general meeting of shareholders of the Company, where she is expected to stand for re-election. Ms. Esteves was also appointed to serve on the Audit Committee of the Board.

Ms. Esteves will receive compensation pursuant to the Company’s standard arrangements for directors as described in its Proxy Statement for the 2026 Annual General Meeting of Shareholders, including a prorated quarterly retainer payment of $11,154 for the Company’s fiscal third quarter. In connection with her election, Ms. Esteves received a restricted stock unit (“RSU”) award with a grant date of June 8, 2026 and a grant date fair value of $135,000, representing the pro-rata value of a full year non-employee director award of $180,000. This RSU award will vest one day immediately prior to the 2027 Annual General Meeting of Shareholders.

Each of the Company and its wholly owned subsidiary, Tyco Fire & Security (US) Management, LLC (“Tyco F&S”), will indemnify Ms. Esteves pursuant to Indemnification Agreements in the same form as they have used with other directors of the Company. The form indemnification agreements provide that, to the fullest extent permitted by law, the Company and/or Tyco F&S will indemnify each director against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the director in connection with any claim against the director as a result of the director’s service as a member of the Board. The summaries of the material terms of the form indemnification agreements set forth above are qualified in their entirety by reference to the full text of the applicable agreements. (See Exhibits 10.2 and 10.3, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2025, which exhibits are incorporated herein by reference.)

There are no related party transactions involving Ms. Esteves that would require disclosure pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Esteves and any other persons pursuant to which she was selected as a director of the Company.

Item 7.01.    Regulation FD Disclosure.

A copy of the press release announcing the appointment of Ms. Esteves as described in Item 5.02 above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01, including the accompanying Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by Johnson Controls International plc, dated June 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: June 3, 2026	By:	/s/ Richard J. Dancy
		Name:	Richard J. Dancy
		Title:	Vice President and Corporate Secretary